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                                   TRUST AGREEMENT


                                        AMONG


                           HATTIESBURG GAS STORAGE COMPANY
                                        SELLER


                       HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                                 SELLER AND SERVICER


                                         AND


                               WILMINGTON TRUST COMPANY
                                    OWNER TRUSTEE






                            DATED AS OF NOVEMBER 21, 1995







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                                  TABLE OF CONTENTS

                                                                            PAGE
                                      ARTICLE I
                                     DEFINITIONS . . . . . . . . . . . . .     1
     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . .     1

                                      ARTICLE II
                                     ORGANIZATION. . . . . . . . . . . . .     1
     SECTION 2.1    Name . . . . . . . . . . . . . . . . . . . . . . . . .     1
     SECTION 2.2    Office . . . . . . . . . . . . . . . . . . . . . . . .     1
     SECTION 2.3    Purposes and Powers. . . . . . . . . . . . . . . . . .     1
     SECTION 2.4    Appointment of Owner Trustee . . . . . . . . . . . . .     2
     SECTION 2.5    Initial Capital Contribution of Owner
                    Trust Estate . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 2.6    Declaration of Trust . . . . . . . . . . . . . . . . .     2
     SECTION 2.7    Liability of the Residual Certificateholder
                    and the Investor Certificateholders. . . . . . . . . .     3
     SECTION 2.8    Title to Trust Property. . . . . . . . . . . . . . . .     3
     SECTION 2.9    Situs of Trust . . . . . . . . . . . . . . . . . . . .     3
     SECTION 2.10   Representations and Warranties of
                    Servicer and Seller. . . . . . . . . . . . . . . . . .     3
     SECTION 2.11   Tax Treatment. . . . . . . . . . . . . . . . . . . . .     3

                                     ARTICLE III
                              THE INVESTOR CERTIFICATES. . . . . . . . . .     4
     SECTION 3.1    Investor Certificates. . . . . . . . . . . . . . . . .     4
     SECTION 3.2    Form of the Investor Certificates. . . . . . . . . . .     4
     SECTION 3.3    Execution, Authentication and Delivery . . . . . . . .     4
     SECTION 3.4    Registration; Registration of Transfer
                    and Exchange of Investor Certificates. . . . . . . . .     5
     SECTION 3.5    Investor Certificate Transfer Restrictions . . . . . .     6
     SECTION 3.6    Mutilated, Destroyed, Lost or Stolen
                    Investor Certificates. . . . . . . . . . . . . . . . .     7
     SECTION 3.7    Persons Deemed Investor Certificateholders . . . . . .     8
     SECTION 3.8    Access to List of Investor Certificateholders'
                    Names and Addresses. . . . . . . . . . . . . . . . . .     8
     SECTION 3.9    Maintenance of New York Office . . . . . . . . . . . .     8
     SECTION 3.10   Distributions. . . . . . . . . . . . . . . . . . . . .     9
     SECTION 3.11   Investor Certificates Held by HGSC . . . . . . . . . .     9
     SECTION 3.12   Servicer or HGSC as Investor
                    Certificateholder. . . . . . . . . . . . . . . . . . .    10

                                      ARTICLE IV
                               THE RESIDUAL CERTIFICATE. . . . . . . . . .    10
     SECTION 4.1    Residual Certificate . . . . . . . . . . . . . . . . .    10
     SECTION 4.2    Form of the Residual Certificate . . . . . . . . . . .    10
     SECTION 4.3    Execution, Authentication and Delivery . . . . . . . .    11
     SECTION 4.4    No Transfer. . . . . . . . . . . . . . . . . . . . . .    11

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                                                                            PAGE


                                      ARTICLE V
                               ACCOUNTS; DISTRIBUTIONS . . . . . . . . . .    11
     SECTION 5.1    Establishment of Accounts. . . . . . . . . . . . . . .    11
     SECTION 5.2    Distributions. . . . . . . . . . . . . . . . . . . . .    12
     SECTION 5.3    Method of Payment. . . . . . . . . . . . . . . . . . .    17
     SECTION 5.4    Accounting and Reports to Certificateholders,
                    the Internal Revenue Service and Others. . . . . . . .    17
     SECTION 5.5    Signature on Returns; Tax Matters Partner. . . . . . .    17

                                      ARTICLE VI
                            CAPITAL ACCOUNTS; ALLOCATIONS. . . . . . . . .    17
     SECTION 6.1    Capital Accounts . . . . . . . . . . . . . . . . . . .    17
     SECTION 6.2    Allocations of Income and Losses . . . . . . . . . . .    18

                                     ARTICLE VII
                             ACTIONS BY THE OWNER TRUSTEE. . . . . . . . .    18
     SECTION 7.1    Action by Investor Certificateholders
                    with Respect to Certain Matters. . . . . . . . . . . .    18
     SECTION 7.2    Action by Investor Certificateholders
                    with Respect to Bankruptcy . . . . . . . . . . . . . .    19
     SECTION 7.3    Restrictions on Certificateholders' Power. . . . . . .    19

                                     ARTICLE VIII
                         COVENANTS OF THE SERVICER AND OTHERS. . . . . . .    19
     SECTION 8.1    Covenants of the Servicer and Others . . . . . . . . .    19
     SECTION 8.2    Purchase of Investor Certificates. . . . . . . . . . .    19

                                      ARTICLE IX
                                  THE OWNER TRUSTEE. . . . . . . . . . . .    19
     SECTION 9.1    Duties of the Owner Trustee. . . . . . . . . . . . . .    19
     SECTION 9.2    Rights of the Owner Trustee. . . . . . . . . . . . . .    20
     SECTION 9.3    Acceptance of Trusts and Duties. . . . . . . . . . . .    21
     SECTION 9.4    Action upon Instruction by Investor
                    Certificateholders . . . . . . . . . . . . . . . . . .    22
     SECTION 9.5    Furnishing of Documents. . . . . . . . . . . . . . . .    23
     SECTION 9.6    Representations and Warranties of
                    the Owner Trustee. . . . . . . . . . . . . . . . . . .    23
     SECTION 9.7    Reliance; Advice of Counsel. . . . . . . . . . . . . .    24
     SECTION 9.8    Owner Trustee May Own Investor Certificates. . . . . .    24
     SECTION 9.9    Compensation and Indemnity . . . . . . . . . . . . . .    24
     SECTION 9.10   Replacement of the Owner Trustee . . . . . . . . . . .    25
     SECTION 9.11   Merger or Consolidation of the Owner Trustee . . . . .    26
     SECTION 9.12   Appointment of Co-Trustee or Separate
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . .    26
     SECTION 9.13   Eligibility Requirements for
                    the Owner Trustee. . . . . . . . . . . . . . . . . . .    27

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                                                                            PAGE

                                      ARTICLE X
                            TERMINATION OF TRUST AGREEMENT . . . . . . . .    28
     SECTION 10.1   Termination of Trust Agreement . . . . . . . . . . . .    28
     SECTION 10.2   Dissolution upon Bankruptcy of the Residual
                    Certificateholder. . . . . . . . . . . . . . . . . . .    29

                                      ARTICLE XI
                                AMENDMENTS AND WAIVERS . . . . . . . . . .    30
     SECTION 11.1   Purpose of Amendments and Waivers. . . . . . . . . . .    30
     SECTION 11.2   Form of Amendments or Waivers. . . . . . . . . . . . .    31

                                     ARTICLE XII
                                    MISCELLANEOUS. . . . . . . . . . . . .    31
     SECTION 12.1   No Legal Title to Owner Trust Estate . . . . . . . . .    31
     SECTION 12.2   Limitations on Rights of Others. . . . . . . . . . . .    31
     SECTION 12.3   Notices. . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 12.4   Severability . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 12.5   Counterparts . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 12.6   Successors and Assigns . . . . . . . . . . . . . . . .    32
     SECTION 12.7   Confidentiality. . . . . . . . . . . . . . . . . . . .    32
     SECTION 12.8   No Recourse. . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 12.9   Headings . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 12.10  Collateral Sharing and Security Agreement. . . . . . .    33
     SECTION 12.11  Governing Law. . . . . . . . . . . . . . . . . . . . .    34

                                      SCHEDULES

     Schedule 1     Schedule of Monthly Return Of Capital on the Certificates
     Schedule 2 Schedule of Payments and Distributions in Respect of the Residual Certificate
     Schedule 3     Closing Conditions



                                       EXHIBITS

     Exhibit A      Form of Investor Certificate
     Exhibit B      Form of Residual Certificate
     Exhibit C      Form of Certificate of Trust
     Exhibit D      Form of Undertaking Letter
     Exhibit E      Form of Servicer's Certificate
     Exhibit F      Operation of Trust

          TRUST AGREEMENT, dated as of November 21, 1995, by and among Hattiesburg Gas Storage Company, a Delaware general partnership ("HGSC"), Hattiesburg Industrial Gas Sales Company, a Delaware corporation (the "Servicer" and together with HGSC, the "Seller"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

          The Servicer, the Seller and the Owner Trustee hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of APPENDIX A to the Sale and Servicing Agreement. All references herein to "the Agreement" or "this Agreement" are to this Trust Agreement as it may be amended and supplemented from time to time, the Exhibits hereto and the capitalized terms used herein which are defined in such APPENDIX A, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such APPENDIX A shall be applicable to this Agreement.


                                   ARTICLE II
                                  ORGANIZATION

          SECTION 2.1 NAME. The Trust created hereby shall be known as the "FRGC Owner Trust" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          SECTION 2.2 OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Servicer.

          SECTION 2.3 PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

            (i) to acquire, manage and hold the Purchased Contract Receivables, the other Purchased Property and the other parts of the Owner Trust Estate;

           (ii) to issue two classes of certificates, designated as the "Investor Certificates" and the "Residual Certificate" each such class to have the rights and restrictions provided for herein;

          (iii) to make payments or distributions on the Certificates to the Certificateholders, to make deposits into and withdrawals from the Investment Account, the Collection Account and other accounts established pursuant to the

     Basic Trust Documents and to pay the organizational, start-up and transactional expenses of the Trust;

           (iv) to enter into and perform its obligations and exercise its rights under the Basic Trust Documents to which it is to be a party;

            (v) to engage in those activities, including entering into agreements, that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

           (vi) subject to compliance with the Basic Trust Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of payments or distributions to the Certificateholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Trust Documents. As of the date hereof, the Trust owns no real property in the State of Louisiana.


          SECTION 2.4 APPOINTMENT OF OWNER TRUSTEE. HGSC hereby appoints the Owner Trustee as the trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          SECTION 2.5 INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. HGSC hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from HGSC, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Collection Account. Prior to the issuance of the Certificates to the Investor Certificateholders, HGSC shall be the sole beneficiary of the Trust. HGSC shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by it.

          SECTION 2.6 DECLARATION OF TRUST. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions and obligations set forth herein and in the Sale and Servicing Agreement for the use and benefit of the Certificateholders. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that this Agreement constitute the governing instrument of such business trust and that the Certificates represent the equity interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Business Trust Statute and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the Sale and Servicing Agreement and the Business Trust Statute with respect to accomplishing the purposes of the Trust.

          SECTION 2.7 LIABILITY OF THE RESIDUAL CERTIFICATEHOLDER AND THE INVESTOR CERTIFICATEHOLDERS.

          (a) The Residual Certificateholder shall be liable directly to and shall indemnify the Trust and any Investor Certificateholder for all losses, claims, damages, liabilities and expenses (collectively, "Losses") incurred by the Trust or such Investor Certificateholder to the extent that the Residual Certificateholder would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Residual Certificateholder were a general partner; PROVIDED, HOWEVER, that the Residual Certificateholder shall not be liable for any Losses incurred by an Investor Certificateholder as a result of any default by an Obligor under the Purchased Contract Receivables.

          (b) No Investor Certificateholder, other than the Residual Certificateholder to the extent set forth in subsection 2.7(a), shall have any personal liability for any liability or obligation of the Trust.

          SECTION 2.8 TITLE TO TRUST PROPERTY. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

          SECTION 2.9 SITUS OF TRUST. The Trust shall be located and administered in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. The only office of the Trust shall be the Corporate Trust Office in Delaware.

          SECTION 2.10 REPRESENTATIONS AND WARRANTIES OF SERVICER AND SELLER. Each of the Seller and the Servicer (in its capacity as Servicer and Operator) hereby represents and warrants to the Owner Trustee, for the benefit of the Owner Trustee and the Investor Certificateholders, that (i) each of the representations and warranties of the Seller and the Servicer contained in Sections 3.1 and 3.2 of the Sale and Servicing Agreement are true and correct as of the date hereof and (ii) after giving effect to the closing of the transactions contemplated by the Basic Documents, the Consolidated Net Worth of HGSC will be at least equal to the Initial Required Net Worth.

          SECTION 2.11 TAX TREATMENT. HGSC and the Owner Trustee, by entering into this Agreement, and the Investor Certificateholders, by acquiring any Investor Certificate, (i) express their intention that the Certificates qualify under applicable tax law as partnership interests in a partnership which holds the Owner Trust Estate for their benefit, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates as partnership interests in such a partnership for the purposes of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.


                                   ARTICLE III
                            THE INVESTOR CERTIFICATES


          SECTION 3.1 INVESTOR CERTIFICATES. The Investor Certificates shall represent fractional undivided beneficial interests in the Trust, including the right to receive, subject to the terms and conditions set forth herein, distributions to be made to the Investor Certificateholders as set forth in
Article V hereof.

          SECTION 3.2 FORM OF THE INVESTOR CERTIFICATES.

          (a) The Investor Certificates shall be substantially in the form set forth in EXHIBIT A and shall be issued in minimum denominations of $1,000,000, except for one Investor Certificate which may be issued to HGSC in any denomination. The Investor Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Investor Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Investor Certificates or did not hold such offices at the date of authentication and delivery of such Investor Certificates.

          (b) The Investor Certificates shall be issued in definitive, fully-registered form only. The Investor Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Investor Certificates, as evidenced by their execution of such Investor Certificates.

          (c) The terms of the Investor Certificates set forth in EXHIBIT A (including, without limitation, the legend set forth therein) shall form part of this Agreement.

          SECTION 3.3 EXECUTION, AUTHENTICATION AND DELIVERY.   Concurrently
with the sale of the Purchased Contract Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Investor Certificates in an aggregate amount equal to the initial Investor Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to the Initial Investors pursuant to the Certificate Purchase Agreement upon the written order of HGSC, signed by a duly authorized officer of the Servicer, as managing general partner of HGSC, without further action by HGSC, in authorized denominations. No Investor Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Investor Certificate a certificate of authentication substantially in the form set forth in EXHIBIT A executed by the Owner Trustee,by manual signature. Such authentication shall constitute conclusive evidence that such Investor Certificate shall have been duly authenticated and delivered hereunder. All Investor Certificates shall be dated the date of their authentication.

          SECTION 3.4 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE OF INVESTOR CERTIFICATES.

          (a) The Investor Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, an Investor Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Investor Certificates and transfers and exchanges of Investor Certificates as provided herein; PROVIDED, HOWEVER, that no Investor Certificate may be subdivided upon registration of transfer or exchange such that the denomination of any resulting Investor Certificate would have been less than $1,000,000 if such Investor Certificate had been issued in the initial distribution of Investor Certificates. Wilmington Trust Company shall be the initial Investor Certificate Registrar. Upon any resignation of an Investor Certificate Registrar, the Owner Trustee shall promptly appoint a successor.

          (b) The Servicer shall have the right to inspect the Investor Certificate Register at all reasonable times and to obtain copies thereof for purposes of performing its obligations under the Sale and Servicing Agreement.

          (c) Upon surrender for registration of transfer of any Investor Certificate at the office or agency maintained pursuant to Section 3.9, the Owner Trustee shall, subject to compliance with any restrictions on transfer set forth in EXHIBIT A, execute on behalf of the Trust, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee. The Owner Trustee shall not be obligated to, and shall not, cause any transfer to be registered unless the restrictions on transfer set forth in EXHIBIT A have been complied with. In addition, if the Servicer shall have advised the Owner Trustee in writing that an Undertaking Letter shall be required with respect to any transfer, such registration of transfer shall not be effective unless the requirements of
Section 3.5, with respect to the delivery of an Undertaking Letter, shall have been complied with.

          (d) At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of authorized denominations of a like aggregate principal amount upon surrender of the Investor Certificates to be exchanged at the office or agency maintained pursuant to Section 3.9. Whenever any Investor Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver one or more Investor Certificates dated the date of authentication by the Owner Trustee. Such Investor Certificates shall be delivered to the Investor Certificateholder making the exchange.

          (e) Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form reasonably satisfactory to the Owner Trustee duly executed by the Investor Certificateholder or his attorney duly authorized in writing and such other documents and instruments as may be required by
Section 3.5. Each Investor Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed or otherwise disposed of by the Owner Trustee in accordance with its customary practice.

          (f) No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

         SECTION 3.5 INVESTOR CERTIFICATE TRANSFER RESTRICTIONS.

         (a) The Investor Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "BENEFIT PLAN") unless the acquisition and holding of the Investor Certificates by such an entity does not constitute a non-exempt prohibited transaction within the meaning of ERISA and the Code. Any transferee of an Investor Certificateholder shall execute and deliver to the Owner Trustee an Undertaking Letter in the form set forth in EXHIBIT D. Transfers of Investor Certificates are also subject to the restrictions set forth in the legends contained in EXHIBIT A hereto. The Investor Certificates are also subject to the minimum denomination specified in Section 3.2(a).

         (b) None of the Investor Certificates shall be traded on an established securities market or issued in a transaction registered under the Securities Act of 1933, as amended.

         (c) No transfer of any Investor Certificate shall be effective and any such purported transfer shall not be recognized or approved by the Owner Trustee at a time when the Investor Certificates are readily tradeable on a secondary market, unless the Owner Trustee receives in connection with any such purported transfer an opinion of counsel reasonably acceptable to the Owner Trustee to the effect that such transfer will not cause the Trust to be treated as a publicly traded partnership.

         (d) No transfer of any Investor Certificate shall be effective and any such purported transfer shall not be recognized or approved by the Owner Trustee if the effect of such transfer would be to cause the Trust to be beneficially owned by more than 50 Persons.

         SECTION 3.6 MUTILATED, DESTROYED, LOST OR STOLEN INVESTOR CERTIFICATES.

         (a) If (i) any mutilated Investor Certificate is surrendered to the Investor Certificate Registrar, or the Investor Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Investor Certificate (PROVIDED, that an Institutional Investor that is an Investor Certificateholder, or the nominee of which is an Investor Certificateholder, may provide its own written evidence of such destruction, loss or theft and such written evidence shall be deemed satisfactory for such purpose), and (ii) there is delivered to the Investor Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them and is reasonably acceptable to the Servicer to hold each of them harmless (PROVIDED, that if the Investor Certificateholder is, or is a nominee for, an Institutional Investor with a claims-paying ability or long-term debt rating of at least investment grade or its equivalent, then an unsecured agreement of indemnity by such Institutional Investor shall be deemed satisfactory for such purpose), then, in the absence of notice to the Investor Certificate Registrar or the Owner Trustee that such Investor Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Certificate, a replacement Investor Certificate in authorized denominations of a like amount; PROVIDED, HOWEVER, that if the final distribution with respect to any such destroyed, lost or stolen Investor Certificate, but not a mutilated Investor Certificate, shall have become or within seven days shall be required to be made, then instead of issuing a replacement Investor Certificate the Owner Trustee may make the final distribution with respect to such destroyed, lost or stolen Investor Certificate when so required to be made.

         (b) If, after the delivery of a replacement Investor Certificate or distribution in respect of a destroyed, lost or stolen Investor Certificate pursuant to subsection 3.6(a), a bona fide purchaser of the original Investor Certificate in lieu of which such replacement Investor Certificate was issued presents for payment such original Investor Certificate, the Owner Trustee shall be entitled to recover such replacement Investor Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such replacement Investor Certificate from such Person to whom such replacement Investor Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

         (c) In connection with the issuance of any replacement Investor Certificate under this Section 3.6, the Owner Trustee or HGSC may require the payment by such Investor Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (d)  Any duplicate Investor Certificate issued pursuant to this
Section 3.6 in replacement of any mutilated, destroyed, lost or stolen Investor Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Investor Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Investor Certificates duly issued hereunder.

         (e) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Investor Certificates.

         SECTION 3.7 PERSONS DEEMED INVESTOR CERTIFICATEHOLDERS. Prior to due presentation of an Investor Certificate for registration of transfer, the Owner Trustee or the Investor Certificate Registrar may treat the Person in whose name any Investor Certificate shall be registered in the Investor Certificate Register as the Investor Certificateholder of such Investor Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Investor Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 3.8 ACCESS TO LIST OF INVESTOR CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

         (a) The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 10 Business Days after registering any change in ownership of the Investor Certificates, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date.

         (b) Within five Business Days after the receipt by the Investor Certificate Registrar of a written request by any Investor Certificateholder stating that such Investor Certificateholder desires to communicate with other Investor Certificateholders, the Owner Trustee shall provide such Investor Certificateholder with a copy of the most recent list of the names and addresses of the Investor Certificateholders as set forth in the Investor Certificate Registrar.

         (c) The Owner Trustee may provide information with respect to the name and addresses of the Investor Certificateholders and the Investor Certificate Balance held by them to the Collateral Trustee for purposes of the Collateral Sharing and Security Agreement.

         (d) Each Investor Certificateholder, by receiving and holding an Investor Certificate, shall be deemed to have agreed not to hold either the Servicer or the Owner Trustee accountable by reason of the disclosure of its name and address for purposes of this Agreement, regardless of the source from which such information was derived.

         SECTION 3.9 MAINTENANCE OF NEW YORK OFFICE. The Owner Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Investor Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of Harris Trust Company, 177 Water

Street, 4th Floor, New York, New York 10005, Attention: Reginald Aloissi, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Servicer and to the Certificateholders of any change in the location of the Investor Certificate
Register or any such office or agency.

         SECTION 3.10 DISTRIBUTIONS. The Paying Agent shall make distributions to Investor Certificateholders pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Wilmington Trust Company. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. If Wilmington Trust Company shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent shall hold all sums, if any, held by it for distribution to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 9.3, 9.6, 9.7, 9.8 and 9.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent.

         SECTION 3.11 INVESTOR CERTIFICATES HELD BY HGSC. On and after the Closing Date, HGSC shall, except as provided below, maintain beneficial and record ownership of Investor Certificates representing not less than 20% of the Investor Certificate Balance; PROVIDED that such Investor Certificates may be transferred to another FRGC Party or any Person that succeeds to the business of HGSC if (x) the Owner Trustee receives an opinion of counsel (a copy of which shall be provided to the Rating Agency) reasonably acceptable to the Owner Trustee to the effect that the proposed transfer will not adversely affect the Trust's tax classification as a partnership or (y) HGSC (or any such successor) obtains the consent of the Majority Certificateholders, which consent may be withheld at the sole discretion of the Investor Certificateholders; PROVIDED that nothing in this Section 3.11 shall prohibit or otherwise restrict the sale, transfer or assignment by HGSC (or any such successor) of the right to distributions and any other payments in respect of the Investor Certificates held by HGSC (or any such successor). Except as provided in the immediately preceding sentence, any attempted transfer of any Investor Certificate by HGSC (or any such successor) that would reduce such interest of HGSC (or any such successor) below 20% of the Investor Certificate Balance shall be void. The Owner Trustee shall cause any Investor Certificate issued to HGSC (or any such successor) to contain a legend stating "THIS INVESTOR CERTIFICATE IS NOT TRANSFERABLE, EXCEPT AS PROVIDED IN SECTION 3.11 OF THE TRUST AGREEMENT."
Except as otherwise
provided herein, any Investor Certificates held by HGSC, another FRGC Party or any Person that succeeds to the business of HGSC shall not have any rights to vote hereunder as long as they are held by any FRGC Party.

         SECTION 3.12 SERVICER OR HGSC AS INVESTOR CERTIFICATEHOLDER. The Servicer or HGSC in its individual or any other capacity may, subject to
Section 3.11, become the owner or pledgee of Investor Certificates and may in its capacity as such owner or pledgee, subject to the provisions limiting voting rights pursuant to Section 3.11, otherwise deal with the Owner Trustee or its Affiliates as if it were not the Servicer or Seller.


                                   ARTICLE IV
                            THE RESIDUAL CERTIFICATE

         SECTION 4.1 RESIDUAL CERTIFICATE. The Residual Certificate shall represent a fractional undivided beneficial interest in the Trust subordinated to the interests of the Investor Certificateholders, including the right to receive, subject to the terms and conditions set forth herein, (i) on each Distribution Date, the balance of the collections on the Purchased Contract Receivables after the Investor Certificateholders have received all distributions to which they are entitled hereunder and (ii) any other distribution to be made to the Residual Certificateholder as set forth in
Article V hereof on such Distribution Date. The holder of the Residual Certificate shall have no right to vote with respect to the appointment of a successor Owner Trustee or the Servicer.

         SECTION 4.2 FORM OF THE RESIDUAL CERTIFICATE.

         (a) The Residual Certificate shall be substantially in the form set forth in EXHIBIT B. The Residual Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. The Residual Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 4.3, validly issued and entitled to the benefits of the Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Residual Certificate or did not hold such offices at the date of authentication and delivery of the Residual Certificate.

         (b) The Residual Certificate shall be issued in definitive, fully-registered form only. The Residual Certificate shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing the Residual Certificate, as evidenced by their execution thereof.

         (c) The terms of the Residual Certificate set forth in EXHIBIT B (including, without limitation, the legend set forth therein) shall form part of this Agreement.

          SECTION 4.3 EXECUTION, AUTHENTICATION AND DELIVERY. Concurrently with the sale of the Purchased Contract Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Residual Certificate to be executed on behalf of the Trust, authenticated and delivered to HGSC in return for the Initial Residual Capital paid in immediately available funds, signed by its chairman of the board, its president or any vice president, without further corporate action by the Servicer. The Residual Certificate shall not entitle the holder thereof to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Residual Certificate a certificate of authentication substantially in the form set forth in EXHIBIT B, executed by the Owner Trustee by manual signature. Such authentication shall constitute conclusive evidence that the Residual Certificate shall have been duly authenticated and delivered hereunder. The Residual Certificate shall be dated the date of its authentication.

          SECTION 4.4 NO TRANSFER. On and after the Closing Date, HGSC shall, except as provided below, maintain beneficial and record ownership of the Residual Certificate; PROVIDED that (i) the right to distributions and other payments in respect of the Residual Certificate may be pledged by HGSC to the Collateral Trustee under the Collateral Sharing and Security Agreement and
(ii) the Residual Certificate may be transferred to another FRGC Party or any Person that succeeds to the business of HGSC if (x) the Owner Trustee receives an opinion of counsel reasonably acceptable to the Owner Trustee to the effect that the proposed transfer will not adversely affect the Trust's tax classification as a partnership or (y) HGSC (or any such successor) obtains the consent of the Majority Certificateholders, which consent may be withheld at the sole discretion of the Investor Certificateholders; PROVIDED that nothing in this Section 4.4 shall prohibit or otherwise restrict the sale, transfer or assignment by HGSC (or any such successor) of the right to distributions and other payments in respect of the Residual Certificate. Any attempted transfer of the Residual Certificate by HGSC (or any such successor) other than to any other FRGC Party or any Person that succeeds to the business of HGSC shall be void. Transfers of the Residual Certificates shall be subject to the provisions set forth in Sections 3.5(b), (c) and (d). The Residual Certificate shall bear a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN
SECTION 4.4 OF THE TRUST AGREEMENT."


                                    ARTICLE V
                             ACCOUNTS; DISTRIBUTIONS

          SECTION 5.1  ESTABLISHMENT OF ACCOUNTS.

          (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Account known as the FRGC Owner Trust Collection Account (the "COLLECTION ACCOUNT"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. If a Lockbox Account is established, all funds received in the Lockbox Account shall be deposited by the Owner Trustee into the Collection Account and all Liquidated Damages or other funds received by the Owner

Trustee in respect of the Purchased Contract Receivables shall be deposited into the Collection Account, in each case within one Business Day of receipt thereof. Any funds received upon the sale of the Investor Certificates and the Residual Certificate that are not used to acquire the Purchased Contract Receivables shall also be deposited in the Collection Account. Funds on deposit in the Collection Account shall be invested by the Owner Trustee only in Eligible Investments. All earnings on such investment shall be deposited in the Collection Account.

          (b) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Account known as the FRGC Owner Trust Investment Account (the "INVESTMENT ACCOUNT"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. On each Distribution Date until the aggregate amount deposited (without giving effect to any withdrawals made from the Investment Account hereunder) in the Investment Account, plus interest thereon, equals $1,800,000, the Owner Trustee shall withdraw from the Collection Account pursuant to clause (iii) of Section 5.2(d) the amount required thereby and deposit such amount into the Investment Account. Funds on deposit in the Investment Account shall be invested by the Owner Trustee only in Eligible Investments. From and after the date on which the amount deposited (without giving effect to any withdrawals) in the Investment Account pursuant to Section 5.2(d)(iii) and interest thereon first equals or exceeds $1,800,000, no additional funds shall be required to be deposited into the Investment Account and all further interest on the funds in the Investment Account earned after such date (net of any investment losses) shall be distributed to the Residual Certificateholder. Funds on deposit in the Investment Account shall be distributed to the Residual Certificateholder on the terms and conditions set forth in Section 5.2(f).

          (c) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and the Investment Account and in all proceeds thereof. Except as otherwise provided herein, the Collection Account and the Investment Account shall each be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Collection Account or the Investment Account ceases to be an Eligible Account, the Owner Trustee shall within 10 Business Days establish a new Collection Account or Investment Account, as the case may be, as an Eligible Account and shall cause any cash or any investments in the old Collection Account or Investment Account to be transferred to such new Collection Account or Investment Account, as applicable.

          SECTION 5.2  DISTRIBUTIONS.

          (a) On or before the day that is two Business Days prior to each Distribution Date, the Servicer shall calculate the Collected Amount and all other amounts required to determine the amounts to be deposited in or paid from each of the Collection Account and the Investment Account on such Distribution Date.

          (b) On or before the day that is two Business Days prior to each Distribution Date, the Servicer shall deliver to the Owner Trustee a certificate in substantially the form attached hereto as EXHIBIT E (the "SERVICER'S CERTIFICATE") executed by the President or any Vice President of the Servicer containing all information necessary to the Owner Trustee for making the calculations, withdrawals, deposits, transfers and distributions required by this Article V, the status of each Purchased Contract Receivable and all information required to be provided to Investor Certificateholders pursuant to
Section 5.2(g).

          (c) On or before the day preceding each Distribution Date, the Owner Trustee shall cause to be made the following withdrawals, deposits, transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

            (i) from the Collection Account to the Servicer, in immediately available funds, the Reinvestment Income in respect of such Distribution Date; and

           (ii) from the Investment Account to the Collection Account, the lesser of (A) the amount of cash or other immediately available funds in the Investment Account on the day preceding such Distribution Date and
     (B) the amount, if any, by which the sum of the Aggregate Fixed Return and Aggregate Return of Capital for such Distribution Date exceeds the Collected Amount in respect of such Distribution Date.

          (d) Before 12:00 noon, New York City time, on each Distribution Date, the Owner Trustee (based on the information contained in the Servicer's Certificate for such Distribution Date) shall, subject to Section 5.2(f), make the following distributions from the Collection Account (after the withdrawals, deposits and transfers specified in Section 5.2(c) have been made) in the following order of priority:

            (i) first, to the Investor Certificateholders, on a pro rata basis, the lesser of, for such Distribution Date, (A) the Total Available Amount and (B) the Aggregate Fixed Return;

           (ii) second, to the Investor Certificateholders, on a pro rata basis, the lesser of, for such Distribution Date, (A) the Total Available Amount (as such amount has been reduced by the distributions described in clause (i) above) and (B) the Aggregate Return Of Capital;

          (iii)   third, subject to Section 5.1(b), to the Investment
     Account, the lesser of (A) the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above) and (B) the Monthly Deposit Amount;

           (iv) fourth, to the Investor Certificateholders, on a pro rata basis, the lesser of, for such Distribution Date, (A) the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i), (ii) and (iii) above) and (B) the Additional Distributions, if any, payable on such

     Distribution Date and any Additional Distributions that were required to be paid on a prior Distribution Date but were not paid; and

            (v) fifth, subject to paragraph (e) below, to the Residual Certificateholder, the balance of the Collected Amount.

          (e) In addition to, and without limiting, the distributions contained in Section 5.2(d), on each Distribution Date for each Monthly Period following the effective date of a Regulatory Increase (including the Monthly Period in which such Regulatory Increase occurs), the Owner Trustee (based on the information contained in the Servicer's Certificate for such Distribution Date) shall, subject to Section 5.2(f), distribute to the Investor Certificateholders, on a pro rata basis, 10% of collections on the Contract Regulatory Receivables received during the related Monthly Period.

          (f) At any time after the Investor Certificate Balance shall have been reduced to zero (including on the same date on which the Investor Certificate Balance has been reduced to zero), distributions from the Trust shall be made as follows:

            (i) If the Seller has paid Liquidated Damages in respect of all Purchased Contract Receivables, then the Investor Certificateholders shall be entitled to no further distributions from the Trust other than any Additional Distributions that are then payable, and all funds in the Collection Account and the Investment Account shall thereafter be distributed to the Residual Certificateholder.

           (ii)  In all other circumstances, the Investor
     Certificateholders shall be entitled thereafter only to payments from the Trust pursuant to Section 5.2(e), and the Residual Certificateholder shall receive a distribution of (A) all funds in the Investment Account and
     (B) all funds in the Collection Account other than the amount necessary to pay amounts payable pursuant to Section 5.2(e).

          (iii) After all payments, if any, required to be made pursuant to Section 5.2(e) have been made, then the Investor
     Certificateholders shall be entitled to no further payments from the Trust, and all funds in the Collection Account and the Investment Account shall be distributed to the Residual Certificateholder.

           (iv) On the first Business Day after the Investor Certificateholders shall have received all distributions required pursuant to Sections 5.2(d) and (e), the Residual Certificateholder may request the Owner Trustee to distribute all remaining assets (whether in the form of cash or other property) of the Owner Trust Estate, after payment of all expenses, to the Residual Certificateholder.

The provisions of this Section 5.2(f) shall in no event limit the rights of the Investor Certificateholders to distributions required to be made prior to the dates or events set forth in this Section 5.2(f).

          (g) On each Distribution Date, the Owner Trustee shall send to each Investor Certificateholder and the Rating Agency the Servicer's Certificate furnished pursuant to Section 5.2(b). In addition to the items set forth in
Section 5.2(b), the Servicer's Certificate shall set forth the following information as to the Investor Certificates with respect to such Distribution Date or the preceding Monthly Period, as applicable:

          (i)  the Collected Amount for such Monthly Period;

         (ii) the amount of Liquidated Damages paid and required to be paid by the Seller since the immediately preceding Distribution Date;

        (iii)  the Total Available Amount in respect of such Distribution Date;

         (iv) the distributable amount determined pursuant to Section 5.2(d)(i) in respect of such Distribution Date;

          (v) the distributable amount determined pursuant to Section 5.2(d)(ii) in respect of such Distribution Date;

         (vi) the distributable amount determined pursuant to Section 5.2(d)(iii) in respect of such Distribution Date;

        (vii) the distributable amount determined pursuant to Section 5.2(d)(iv) in respect of such Distribution Date;

       (viii) the distributable amount determined pursuant to Section 5.2(d)(v) in respect of the Distribution Date;

         (ix) the transfer from the Collection Account to the Servicer pursuant to Section 5.2(c)(i) in respect of such Distribution Date;

          (x) the amount transferred from the Investment Account to the Collection Account pursuant to Section 5.2(c)(ii);

         (xi) the distributable amount determined pursuant to Section 5.2(e) in respect of such Distribution Date;

        (xii) the balance of the Investment Account on such Distribution Date, after giving effect to distributions, withdrawals, transfers and deposits made on such date, and the change in such balance from that of the immediately preceding Distribution Date;

       (xiii) the Investor Certificate Balance after giving effect to the distributions to be made on such Distribution Date;

        (xiv)  the amount by which the sum of the funds transferred pursuant to
     Section 5.2(d)(iii) and the distributions made pursuant to Section 5.2(d)(v) are less than the amount scheduled to be paid pursuant to such Sections as of such Distribution Date in Schedule 2; and

         (xv) the status of each Purchased Contract Receivable, including identifying any Purchased Contract Receivable that is not current and the age of such Purchased Contract Receivable and the actions being taken to collect on such past due Purchased Contract Receivable.

Each amount set forth pursuant to clauses (iv), (v), (vi), (vii), (xi) and
(xiii) above shall also be expressed as a dollar amount per $1,000 of the initial Investor Certificate Balance.

          (h) If any withholding tax is imposed on the Trust's distributions (or allocations of income) to any Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this
Section 5.2. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If any Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          (i) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Servicer shall prepare and execute and the Owner Trustee shall mail to each Person who at any time during such calendar year shall have been an Investor Certificateholder and received any payments thereon, a statement prepared and supplied by the Servicer containing the sum of the amounts set forth in each of clauses (iv), (v), (vi), (vii), (xi) and (xiii) of Section 5.2(g) for such calendar year or, if such Person shall have been an Investor Certificateholder during a portion of such calendar year and received any payments thereon, for the applicable portion of such year, for the purposes of such Investor Certificateholders' preparation of federal income tax returns.

          (j) The Servicer shall be provided full access to information with respect to the Collection Account and Investment Account in order to perform its obligations hereunder, including the right (x) to receive directly from the Eligible Institution or Eligible Institutions in which such accounts are established copies of all statements, confirmations and notices provided to the Owner Trustee, (y) to make inquiries directly to such Eligible Institution or Eligible Institutions regarding deposits, withdrawals and other payments to or from such accounts and balances in such accounts and (z) any other information relating to such matters as the Servicer may from time to time reasonably request.

          SECTION 5.3 METHOD OF PAYMENT.

          (a) Distributions required to be made to Investor Certificateholders on any Distribution Date shall be made to each Investor Certificateholder of record on the related Record Date (i) by wire transfer, in immediately available funds, to the account of such Investor Certificateholder at a bank or other entity having appropriate facilities therefor if such Investor Certificateholder shall have provided to the Seller appropriate written instructions at least five Business Days prior to such Record Date or (ii) if clause (i) is not applicable, by check mailed to such Investor Certificateholder at the address of such Investor Certificateholder appearing in the Investor Certificate Register.

          (b)  Distributions required to be made to the Servicer pursuant to
Section 5.2(c)(i) and to the Residual Certificateholder shall be made (i) by wire transfer, in immediately available funds, to the account of the Servicer or the Residual Certificateholder, as the case may be, at a bank or other entity having appropriate facilities therefor if such Person shall have furnished to the Owner Trustee appropriate written instructions at least five Business Days prior to such Distribution Date or (ii) if clause (i) is not applicable by check mailed to the Servicer or the Residual Certificateholder, as the case may be, at the address provided pursuant to APPENDIX B to the Sale and Servicing Agreement.

          SECTION 5.4 ACCOUNTING AND REPORTS TO CERTIFICATEHOLDERS, THE
INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending December 31 on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) file or cause to be filed such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 5.2(h) with respect to income or distributions to Certificateholders.

          SECTION 5.5 SIGNATURE ON RETURNS; TAX MATTERS PARTNER. The Residual Certificateholder shall sign on behalf of the Trust any and all tax returns of the Trust. The Residual Certificateholder shall be the "tax matters partner" of the Trust pursuant to the Code.


                                   ARTICLE VI
                          CAPITAL ACCOUNTS; ALLOCATIONS

          SECTION 6.1 CAPITAL ACCOUNTS. A separate capital account ("CAPITAL ACCOUNT") shall be established and maintained for each Certificateholder. The Capital Account of each Certificateholder shall be credited with the initial purchase price paid by such Certificateholder for its Certificates and allincome and gain allocated to such Certificateholder pursuant to Section 6.2, andshall be debited by the amount of any loss or deduction allocated to suchCertificateholder pursuant to
Section 6.2 and all distributions made to suchCertificateholder pursuant to
Article V. To the extent not provided for in thepreceding sentence, the Capital Accounts of the Certificateholders shall beadjusted and maintained in accordance with the rules of Treasury RegulationsSection 1.704-1(b)(2)(iv), as the same may be amended or revised. Anyreferences in any section of this Agreement to the Capital Account of aCertificateholder shall be deemed to refer to such Capital Account as the samemay be credited or debited from time to time as set forth above. In the eventof any transfer of any Certificate in accordance with the terms of thisAgreement, the transferee shall succeed to the Capital Account of the transferorto the extent it relates to the transferred Certificate.

          SECTION 6.2 ALLOCATIONS OF INCOME AND LOSSES. All items of income, gain, loss and deductions shall be allocated to the Certificateholders' Capital Accounts in a manner consistent with the distribution procedures set forth in
Article V; PROVIDED, HOWEVER, that any loss resulting from a default on a Purchased Contract Receivable shall be allocated to the Residual Certificateholder; and PROVIDED, FURTHER, that if the losses resulting from a default on one or more Purchased Contract Receivables would exceed the current balance of the Residual Certificateholder's Capital Account, then an amount of such losses equal to the current balance of the Residual Certificateholder's Capital Account shall be allocated to the Residual Certificateholder and any excess losses shall be allocated to the Investor Certificateholders on a pro rata basis in accordance with the balances in their Capital Accounts.


                                   ARTICLE VII
                          ACTIONS BY THE OWNER TRUSTEE

          SECTION 7.1 ACTION BY INVESTOR CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the written direction of the Majority Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 7.1 thereof or
(b) require the Operator to engage a substitute operator under the Sale and Servicing Agreement pursuant to Section 5.2(b) thereof. The Owner Trustee shall not have the power, except upon the written direction of the Majority Certificateholders and the Residual Certificateholder, to sell the Purchased Contract Receivables or any interest therein or release any Obligor of any obligation with respect thereto; PROVIDED, HOWEVER, that the Majority Certificateholders may so direct the Owner Trustee without the consent of the Residual Certificateholder if there shall occur and be continuing a breach by an FRGC Party under any covenant, representation or warranty under any of the Basic Documents in a manner which materially adversely affects (after giving effect to the distribution of any Additional Net Distribution Amount payable in connection with such event) the Investor Certificateholders, and the Seller or the Servicer, as the case may be, fails to remedy such breach within 30 days after receiving written notice from the Owner Trustee or any Investor Certificateholder.

          SECTION 7.2 ACTION BY INVESTOR CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Investor Certificateholders unless the Owner Trustee reasonably believes that the Trust is insolvent.

          SECTION 7.3 RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents, nor shall the Owner Trustee be obligated to follow any such direction, if given.


                                  ARTICLE VIII
                      COVENANTS OF THE SERVICER AND OTHERS

          SECTION 8.1 COVENANTS OF THE SERVICER AND OTHERS. Until such time as all required distributions have been made on the Investor Certificates pursuant to the terms hereof, each of HIG (in its capacity as Servicer and Operator) and the Seller, for the benefit of the Trust and the Investor Certificateholders, agrees to perform and comply with each of the covenants set forth in the Sale and Servicing Agreement to be performed by it.

          SECTION 8.2 PURCHASE OF INVESTOR CERTIFICATES. The Seller will not, and will not permit any Affiliate, to purchase or otherwise acquire, directly or indirectly, any of the Investor Certificates except pursuant to an offer to purchase made by the Seller or an Affiliate pro rata to all Investor Certificateholders upon the same terms and conditions. Any such offer shall remain open for at least 20 Business Days.


                                   ARTICLE IX
                                THE OWNER TRUSTEE

          SECTION 9.1 DUTIES OF THE OWNER TRUSTEE.

          (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Trust Documents, including the administration of the Trust in the interest of the Certificateholders, in accordance with the provisions of this Agreement and the other Basic Trust Documents. No implied covenants or obligations shall be read into this Agreement or any other Basic Trust Document against the Owner Trustee.

          (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Trust Documents to the extent the Servicer has agreed in the Basic Trust Document to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Trust Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under any of the Basic Trust Documents.

          (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to it and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; PROVIDED, HOWEVER, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

          (d) The Owner Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                   (i) this subsection 9.1(d) shall not limit the effect of subsection 9.1(a) or (b);

                  (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.1 or 9.4.

          (e) Subject to Section 5.1, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, this Agreement or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or
(ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.

          (g) Neither the Servicer nor the Certificateholders shall direct the Owner Trustee to take any action that would violate the provisions of this
Section 9.1.

          SECTION 9.2 RIGHTS OF THE OWNER TRUSTEE. The Owner Trustee is authorized and directed to execute and deliver the Basic Trust Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Trust Documents to which the Trust is to be a party, in such form as the Owner Trustee shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Trust Documents.

          SECTION 9.3 ACCEPTANCE OF TRUSTS AND DUTIES. Except as otherwise provided in this Article IX, in accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Trust Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Trust Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or
(ii) in the case of the inaccuracy of any representation or warranty contained in Section 9.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, any Purchased Contract Receivable or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the distributions and payments to be made to Certificateholders under this Agreement;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Certificateholder in accordance with this Agreement;

          (c) no provision of this Agreement or any Basic Trust Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Trust Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Trust Documents, including the Investor Certificate Balance and any return on the Investor Certificates;

          (e) the Owner Trustee shall not be responsible for or in respect of, and the Owner Trustee does not make any representation as to the validity or sufficiency of, any provision of this Agreement or for the due execution hereof by the Servicer or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Certificates (other than the certificate of authentication on the Certificates) or of any Contract, any Purchased Contract Receivables or any related documents, and the Owner Trustee shall not in any event assume or incur any liability, duty or obligation to any Investor

     Certificateholder or to the Servicer, other than as expressly provided for herein and in the Basic Trust Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer or the Seller under any of the Basic Trust Documents or otherwise, and the Owner Trustee shall not have any obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Trust Documents that are required to be performed by the Servicer under the Sale and Servicing Agreement; and

          (g) the Owner Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Trust Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Trust Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

          SECTION 9.4  ACTION UPON INSTRUCTION BY INVESTOR CERTIFICATEHOLDERS.

          (a) Subject to Section 7.3, the Majority Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust.

          (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Trust Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Trust Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Trust Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Trust Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to all of the Investor Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions from the Majority Certificateholders within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and the Basic Trust Documents, and as it shall deem to be in the best interests of the Investor Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

          SECTION 9.5 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Investor Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Trust Documents and such other information as the Investor Certificateholders may reasonably request.

          SECTION 9.6 REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE. The Owner Trustee hereby represents and warrants to the Servicer, for the benefit of the Investor Certificateholders and the Servicer, that:

          (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The eligibility requirements set forth in Section 9.13(a)-(c) are satisfied with respect to it.

          (b) It has full power, authority and legal right to execute, deliver and perform the Basic Trust Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of the Basic Trust Documents to which it is a party.

          (c) The execution, delivery and performance by it of the Basic Trust Documents to which it is a party (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a material adverse effect on the Owner Trustee's performance or ability to perform its duties under the Basic Trust Documents to which it is a party or on the transactions contemplated in the Basic Trust Documents to which it is a party.

          (d) The execution, delivery and performance by it of the Basic Trust Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the corporate trust activities of the Owner Trustee.

          (e) The Basic Trust Documents to which it is a party have been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 9.7  RELIANCE; ADVICE OF COUNSEL.

          (a) The Owner Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to it for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Trust Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by it with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

          SECTION 9.8 OWNER TRUSTEE MAY OWN INVESTOR CERTIFICATES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may in its capacity as such owner or pledgee deal with the Servicer in transactions in the same manner as it would have if it were not a trustee hereunder.

          SECTION 9.9 COMPENSATION AND INDEMNITY. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, directors, officers, employees and agents in accordance with the provisions of Section 6.1 of the Sale and Servicing Agreement. The compensation and indemnities described in this Section 9.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article IX shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

          SECTION 9.10   REPLACEMENT OF THE OWNER TRUSTEE.

          (a) The Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by written notice thereof to the Servicer and the Investor Certificateholders; PROVIDED that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 9.10(c). The Servicer shall appoint, subject to the written consent of the Majority Certificateholders, a successor Owner Trustee by delivering a written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Servicer shall, subject to the written consent of the Majority Certificateholders, remove the Owner Trustee if:

            (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.13 and shall fail to resign after written notice thereof is provided by the Servicer;

           (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

           (iv)  the Owner Trustee shall otherwise be incapable of acting.

          (b) If the Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Owner Trustee for any reason, the Servicer, subject to the written consent of the Majority Certificateholders, shall promptly appoint a successor Owner Trustee by written instrument in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

          (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section
9.10 shall not become effective and no such resignation shall be deemed to have occurred until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Servicer and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 9.10 shall be eligible to act in such capacity in accordance with Section 9.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this

Agreement, with like effect as if originally named as the Owner Trustee. The Servicer shall provide notice of any resignation or proposed removal and replacement of the Owner Trustee to all Investor Certificateholders and the Rating Agency.

          (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

          (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.10, the Servicer shall mail notice of the successor of the Owner Trustee to all Certificateholders and the Rating Agency.

          (f) The Residual Certificateholder shall not be entitled to remove or replace the Owner Trustee.

          SECTION 9.11 MERGER OR CONSOLIDATION OF THE OWNER TRUSTEE. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that the Owner Trustee shall as promptly as reasonably practical prior to the merger or consolidation mail notice of such merger or consolidation to all Investor Certificateholders and the Rating Agency.

          SECTION 9.12   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.12, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.10.

          (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorize to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreemen (unless such other trustee acts or fails to act at the direction of such first trustee); and

                (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 9.13 ELIGIBILITY REQUIREMENTS FOR THE OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute. The Owner Trustee shall at all times: (a) be authorized to exercise corporate trust powers; (b) have a combined capital and surplus of at least $250,000,000 and be subject to supervision or examination by federal or state authorities; and (c) have a certificate of deposit rating of at least D-1 by the Rating Agency or be otherwise satisfactory to the Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 9.10.


                                    ARTICLE X
                         TERMINATION OF TRUST AGREEMENT

          SECTION 10.1   TERMINATION OF TRUST AGREEMENT.

          (a) This Agreement (other than Section 9.9) and the Trust shall terminate and be of no further force or effect on the earlier of (i) the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of Article V or (ii) at the time provided in Section 10.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than HGSC in its capacity as the Residual Certificateholder as described in Section 10.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 10.1(a), none of the Servicer, the Seller or any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.

          (c) Notice of any termination of the Trust, except as otherwise provided in Section 10.2, specifying the Distribution Date upon which the Investor Certificateholders shall surrender their Investor Certificates, and the Residual Certificateholder shall surrender the Residual Certificate, to the Owner Trustee for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Investor Certificateholders and the Residual Certificateholder mailed within five Business Days prior to such final Distribution Date, stating: (i) the Distribution Date upon or with respect to which the final distribution on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Owner Trustee therein designated; (ii) the amount of any such final distribution; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Owner Trustee therein specified. Upon presentation and surrender of the Certificates to the Owner Trustee, the Servicer shall cause to be distributed to Investor Certificateholders and to the Residual Certificateholder amounts distributable on such Distribution Date in accordance with Section 5.2. Notwithstanding the foregoing, all references to presentation and surrender in this Section 10.1(c) are subject to
Section 10.1(h) and any such notice shall so provide.

          (d) If all of the Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the written notice specified in Section 10.1(c), the Owner Trustee shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Residual Certificateholder and distributed by the Owner Trustee to the Residual Certificateholder.

          (e) On the Business Day immediately following the final Distribution Date and after the final distribution has been made to Investor
Certificateholders pursuant to Section 5.2, any remaining funds on deposit in the Investment Account shall be distributed to the Residual Certificateholder by the Owner Trustee.

          (f) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

          (g) Within sixty days of the later of (i) the cancellation of all of the Investor Certificates pursuant to Section 10.1(c) or Section 10.1(d), or
(ii) payment to the Residual Certificateholder of funds remaining in the Trust pursuant to Sections 10.1(d) and (e), the Owner Trustee shall provide the Rating Agency with written notice stating that all Investor Certificates have been so cancelled or such funds have been so paid to the Residual Certificateholder.

          (h) Notwithstanding the foregoing provisions of this Section 10.1, if an Investor Certificateholder is an Institutional Investor (or a nominee of an Institutional Investor), such Institutional Investor shall use its reasonable efforts to surrender its Investor Certificates upon written request of the Trust following final payment in respect thereof, but shall not be required to surrender its Investor Certificates as a condition to receipt of any payment in respect of any Investor Certificate. If an Institutional Investor shall not have surrendered its Investor Certificates within ten Business Days of being so requested to do so pursuant to this Section 10.1(h), such Institutional Investor will be deemed to indemnify, defend and hold harmless the Trust, the Owner Trustee and the Seller from and against any and all costs, expenses, losses, claims, damages and liabilities (including, without limitation, expenses of counsel and expenses of litigation) arising out of or incurred in connection with such failure to surrender its Investor Certificates.

          SECTION 10.2 DISSOLUTION UPON BANKRUPTCY OF THE RESIDUAL CERTIFICATEHOLDER. Subject to the liquidation, winding-up and dissolution procedures and time periods described below, upon the occurrence of an Insolvency Event with respect to the Residual Certificateholder, the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below, and provided that the rights and obligations of the parties to this Agreement shall not terminate during such liquidation, winding-up and dissolution. Promptly after the occurrence of any Insolvency Event with respect to the Residual Certificateholder: (i) the Residual Certificateholder shall give the Owner Trustee written notice of such Insolvency Event and (ii) the Owner Trustee shall, upon the receipt of such written notice from the Residual Certificateholder, give prompt written notice to the Investor Certificateholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this Section 10.2. Ninety days after the date the Residual Certificateholder gives the notice described in the preceding sentence, unless the Owner Trustee shall have received written instructions from the Majority Certificateholders as of the close of the preceding Distribution Date, to the effect that such Persons disapprove of the prospective liquidation of the assets held by the Trust and the prospective termination of the Trust and wish to reconstitute the Trust pursuant to terms corresponding to the terms of this Agreement, the Owner Trustee shall promptly sell, dispose of or otherwise liquidate or realize upon the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Purchased Contract Receivables and receiving collections thereon). The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Purchased Contract Receivables and deposited in the Collection Account and promptly distributed by the Owner Trustee in accordance with Section 5.2.


                                   ARTICLE XI
                             AMENDMENTS AND WAIVERS

          SECTION 11.1 PURPOSE OF AMENDMENTS AND WAIVERS. This Agreement may be amended, or any provision hereof may be waived, from time to time by the Residual Certificateholder, the Servicer and the Owner Trustee with the consent of the Majority Certificateholders (which consent, whether given pursuant to this Section 11.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on all Investor Certificateholders and on all future holders of Investor Certificates and of any Investor Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Investor Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating or waiving compliance with any of the provisions of this Agreement, or of modifying in any manner the rights of the Investor Certificateholders; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the consent of the Investor Certificateholder of each Investor Certificate at the time outstanding
(a) change in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made on any Investor Certificate,
(b) adjust the Fixed Return Rate, (c) change the aforesaid percentage required to consent to any such amendment or waiver or (d) amend Section 7.2 or
Section 10.2. No amendment or waiver affecting the interest of the Residual Certificateholder shall be made without its consent.

                    SECTION 11.2   FORM OF AMENDMENTS OR WAIVERS.

          (a)  Prior to the execution of any amendment or waiver pursuant to
Section 11.1, the Owner Trustee shall furnish written notification of the substance of such amendment or waiver to the Investor Certificateholders and the Rating Agency.

          (b) Promptly after the execution of any amendment or waiver pursuant to Section 11.1, the Owner Trustee shall furnish a copy of such amendment or waiver to each Investor Certificateholder and the Rating Agency.

          (c) The particular form of any proposed amendment or waiver shall be required to be provided to the Investor Certificateholders and the Rating Agency in connection with any request for an amendment or waiver. The manner of obtaining such consents (and any other amendments or waivers of Investor Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (d) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

          (e) Prior to the execution of any amendment to this Agreement or the Certificate of Trust or waiver of any provision of this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment or waiver is authorized or permitted by this Agreement and that all conditions precedent to such execution have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment or waiver which affects its own rights, duties or immunities under this Agreement or otherwise.


                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.1 NO LEGAL TITLE TO OWNER TRUST ESTATE. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with the Basic Trust Documents. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 12.2 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Servicer and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 12.3 NOTICES. All demands, notices and communications upon or to the Servicer, the Owner Trustee, the Rating Agency or any Certificateholder under this Agreement shall be delivered as specified in APPENDIX B to the Sale and Servicing Agreement.

          SECTION 12.4 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          SECTION 12.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 12.6 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Servicer, HGSC, the Owner Trustee, the Residual Certificateholder and each Investor Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Investor Certificateholder shall bind the successors and assigns of such Investor Certificateholder.

          SECTION 12.7   CONFIDENTIALITY.  For the purposes of this
Section 12.7, "Confidential Information" means information delivered to an Investor Certificateholder by or on behalf of the Trust or the Servicer in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Investor Certificateholder as being confidential information of the Servicer or the Trust, provided that such term does not include information that (a) was publicly known or otherwise known to the Investor Certificateholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Investor Certificateholder or any Person acting on its behalf, (c) otherwise becomes known to the Investor Certificateholder other than through disclosure by any FRGC Party or (d) constitutes financial statements delivered to it under this Agreement that are otherwise publicly available.
Each Investor Certificateholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that each Investor Certificateholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of its investment in the Trust), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 12.7, (iii) any other Certificateholder, (iv) any Institutional Investor to which the Investor Certificateholder sells or offers to sell its Investor Certificates (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.7),
(v) any Person from which it offers to purchase any security of the Trust or any FRGC Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.7),
(vi) any federal or state regulatory authority having jurisdiction over it,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if a default by the Servicer under any of the Basic Trust Documents has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate. Each Investor Certificateholder, by its acceptance of an Investor Certificate, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.7 as though it were a party to this Agreement.

          SECTION 12.8 NO RECOURSE. Each Investor Certificateholder by accepting an Investor Certificate acknowledges that such Person's Investor Certificate represents a beneficial interest in the Trust only and does not represent interest in or obligation of the Servicer, the Seller, the Owner Trustee or any Affiliate thereof. Except as expressly provided in the Basic Trust Documents, neither the Servicer nor the Owner Trustee in their respective individual capacities, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of the Investor Certificate Balance with respect to (or earnings on) the Investor Certificates, or the Owner Trustee's performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Investor Certificates or this Agreement, it being understood that such covenants and obligations have been made by the Owner Trustee solely in its capacity as the Owner Trustee. Each Investor Certificateholder by the acceptance of an Investor Certificate shall agree that, except as expressly provided in the Basic Trust Documents, in the case of nonpayment of any amounts with respect to the Investor Certificates, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

          SECTION 12.9 HEADINGS. The headings of the various Articles and Sections herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

          SECTION 12.10 COLLATERAL SHARING AND SECURITY AGREEMENT. The Investor Certificateholders agree to be bound by the terms and conditions of the Collateral Sharing and Security Agreement.

          SECTION 12.11 GOVERNING LAW. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding choice-of-law principles of the laws of such State that would require the application of the laws of a jurisdiction other than such State.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, in the presence of the undersigned witnesses, as of the day and year first above written.

                              HATTIESBURG GAS STORAGE COMPANY

                              By:  HATTIESBURG INDUSTRIAL
                                    GAS SALES COMPANY, its
                                    General Partner


                              By:/s/ J.A. Ballew
                                   ---------------------------
                                   J. A. Ballew, Vice President

Witnesses:

          /s/ Jennifer L. Janss
             -----------------
          /s/ Darrick Gring
             -----------------





                              HATTIESBURG INDUSTRIAL GAS SALES
                               COMPANY


                              By:/s/ J.A Ballew
                                   ---------------------------
                                   J. A. Ballew, Vice President

Witnesses:

          /s/ Jennifer L. Janss
             -----------------
          /s/ Darrick Gring
             -----------------





                              WILMINGTON TRUST COMPANY,
                                as Owner Trustee


                              By: /s/ W. Chris Sponenberg
                                  -----------------------
                              Name: W. Chris Sponenberg
                              Title: Financial Services Officer

Witnesses:/s/ Jennifer L. Janss
              -----------------
          /s/ Darrick Gring
              -----------------

STATE   OF    NEW YORK   )
                         )
COUNTY   OF   NEW YORK   )

     On this the 21st day of November, 1995, before me, Holly C. Waugh, the undersigned officer, personally appeared J. A. Ballew, who acknowledged himself to be the Vice President of HATTIESBURG INDUSTRIAL GAS SALES COMPANY, the general partner of HATTIESBURG GAS STORAGE COMPANY, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                        /s/ Holly C. Waugh
                                        ------------------
                              Notary Public in and for the
                                         State of New York

                                    My Commission expires:
                                           July 31, 1996
                                        ------------------


STATE   OF    NEW YORK   )
                         )
COUNTY   OF   NEW YORK   )

     On this the 21st day of November, 1995, before me, Holly C. Waugh, the undersigned officer, personally appeared J. A. Ballew, who acknowledged himself to be the Vice President of HATTIESBURG INDUSTRIAL GAS SALES COMPANY, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                        /s/ Holly C Waugh
                                     --------------------
                             Notary Public in and for the
                                        State of New York

                                   My Commission expires:
                                          July 31, 1996
                                   ----------------------

STATE   OF   NEW YORK    )
                         )
COUNTY   OF   NEW YORK   )

     On this the 21st day of November, 1995, before me, Holly C. Waugh, the undersigned officer, personally appeared W. Chris Sponenberg, who acknowledged himself to be the Financial Services Officer of WILMINGTON TRUST COMPANY, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                         /s/ Holly C. Waugh
                                     ----------------------
                               Notary Public in and for the
                                          State of New York

                                     My Commission expires:
                                            July 31, 1996
                                     ----------------------